UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 11, 2021, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to provide an update on development and license approval of the Ohio production facility and an update on California manufacturing and distribution.

BaM and NMG Ohio, LLC have completed construction of the Ohio production facility and have received a certificate of occupancy and approval from the Department of Commerce to commence processing operations comprising manufacturing of extracted products, oils and edibles. The production facility is located next to the Body and Mind dispensary west of Cleveland and anticipates producing a wide variety of Body and Mind branded offerings for the Ohio market.

“As early dispensary operators in Ohio we’ve had significant feedback from customers and patients around non-flower choices and are looking forward to bringing our award-winning Body and Mind offerings to Ohio,” stated Michael Mills, CEO of Body and Mind.” We have seen interest in the Ohio market growing for non-flower product categories including shatter, badder, oils and edibles and our strategy of licencing a BHO production operation will allow us to produce a wide range of products for the growing Ohio market.”

California Manufacturing Facility

The Company has executed a lease and received local approval for a cannabis manufacturing facility in California. “We have been working with the property owner and local and state representatives for months to advance a wholly-owned manufacturing facility, which will also include a distribution license,” stated Trip Hoffman, COO of Body and Mind. “Our development team has done a fantastic job with the Ohio facility and are looking forward to advancing the California opportunity which is anticipated to be funded from cashflow. Our sales data has outlined the success of our Body and Mind branded products and our focus on revenue growth and increased margins points to the benefit of advancing our own operation. We look forward to moving forward with development of our 100% owned manufacturing and distribution operation.”

The Company has applications in process with the California Bureau of Cannabis Control (BCC) for a type N manufacturing license, and with the California Department of Public Health (CDPH) for a distribution license, which is anticipated to allow the Company to manufacture and distribute its BaM branded flower products, extracts, oils and edibles. In preparation for a change in manufacturing operations, Body and Mind has provided increased inventory to its ShowGrow dispensaries and other California customers, is reviewing bridging manufacturing options, and has terminated prior brand director agreements.

Arkansas Cultivation

Cultivation operations are advancing in West Memphis, Arkansas with Comprehensive Care Group. The cultivation facility has sprouted the initial batches of seeds and have advanced many of the seedlings into soil media to accelerate the vegetative state. The first harvest is estimated to occur in 16 weeks.

FY2021 Q3 Financial Results

The Company anticipates filing its Quarterly Report on Form 10-Q for the nine month period ended April 30, 2021 on or before June 21st, and details of an earnings call will be disseminated around the same time.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 11, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: June 11, 2021	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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